As filed with the Securities and Exchange Commission on September 9, 2020

Registration No. 333-248121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland		46-4380248
(State or Other Jurisdiction of		(I.R.S. Employer Identification Number)
Incorporation or Organization)

650 Fifth Ave., 30th Floor
New York, New York 10019
(212) 415-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward M. Weil, Jr.
Executive Chairman, Chief Executive Officer, President and Secretary
650 Fifth Ave., 30th Floor
New York, New York 10019
(212) 415-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With Copies to:

Michael J. Choate, Esq.	Daniel L. Forman, Esq.
Proskauer Rose LLP	Proskauer Rose LLP
70 West Madison, Suite 3800	Eleven Times Square
Chicago, Illinois 60602-4342	New York, New York 10036
Tel: (312) 962-3550	Tel: (212) 969-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

New York City REIT, Inc. is filing this Amendment No. 1 (the "Amendment") to its Registration Statement on Form S-3 (File No. 333-248121) (the "Registration Statement") as an exhibit-only filing to file Exhibits 4.12 and 4.13 and to update the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, and the exhibits being filed with the Amendment. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The exhibit index identifies the exhibits that are included in the Registration Statement and are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1 (1)	Articles of Amendment and Restatement
4.2 (2)	Articles of Amendment relating to corporate name change
4.3 (1)	Amended and Restated Bylaws of New York City REIT, Inc.
4.4 (3)	Amendment to Amended and Restated Bylaws of New York City REIT, Inc.
4.5 (4)	Articles of Amendment relating to reverse stock split
4.6 (4)	Articles of Amendment relating to par value decrease and common stock name change
4.7 (4)	Articles Supplementary classifying and designating Class B common stock
4.8 (5)	Articles Supplementary classifying and designating Series A Preferred Stock
4.9 (5)	Amended and Restated Agreement of Limited Partnership of New York City Operating Partnership, L.P., dated as of August 18, 2020
4.10 (5)	Amended and Restated Distribution Reinvestment Plan of New York City REIT, Inc.
4.11 (5)	Amended and Restated Rights Agreement, dated as of August 17, 2020, between New York City REIT, Inc. and Computershare Trust Company, N.A., as Rights Agent
4.12 *	Form of Senior Indenture, between New York City REIT, Inc. and one or more trustees to be named
4.13 *	Form of Subordinated Indenture, between New York City REIT, Inc. and one or more trustees to be named
5.1 **	Opinion of Venable LLP regarding legality of securities being registered
8.1 **	Opinion of Proskauer Rose LLP as to tax matters
23.1 **	Consent of PricewaterhouseCoopers LLP
23.2 **	Consent of KPMG LLP
23.3 **	Consent of Venable LLP (included in Exhibit 5.1)
23.4 **	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1 **	Power of Attorney (included on the signature page to this registration statement)

*	Filed herewith
**	Previously filed
(1)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018.

(2)	Filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on March 15, 2019.

(3)	Filed as an exhibit to our Form 8-K filed with the SEC on May 19, 2020.

(4)	Filed as an exhibit to our Form 8-K filed with the SEC on August 5, 2020.

(5)	Filed as an exhibit to our Form 8-K filed with the SEC on August 18, 2020.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 9, 2020.

New York City REIT, Inc.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Executive Chairman, Chief Executive Officer, President and Secretary
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward M. Weil, Jr.	Executive Chairman, Chief Executive Officer, President and Secretary (Principal	September 9, 2020
Edward M. Weil, Jr.	Executive Officer)

*	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal	September 9, 2020
Christopher J. Masterson	Accounting Officer)

*	Independent Director	September 9, 2020
Lee M. Elman

*	Independent Director	September 9, 2020
Abby M. Wenzel

*	Independent Director	September 9, 2020
Elizabeth K. Tuppeny

*By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Attorney-in-fact

II-2